As filed with the Securities and Exchange Commission on July 30, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey (State or other jurisdiction of incorporation or organization)	98-1057807 (I.R.S. Employer Identification Number)

NovoCure Limited

Second Floor, No.4 The Forum

Grenville Street

St. Helier, Jersey JE2 4UF

(Address, including zip Code, of Principal Executive Offices)

NovoCure Limited 2015 Omnibus Incentive Plan

NovoCure Limited Employee Share Purchase Plan

(Full title of each plan)

Wilhelmus Groenhuysen

Chief Financial Officer

NovoCure Limited

c/o NovoCure Inc.

20 Valley Stream Pkwy

Suite 300

Malvern, PA 19355

(212) 767-7530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pran Jha

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Ordinary shares, no par value	4,660,384	$69.62	$324,455,934	$39,324.06

(1)

This Registration Statement covers (i) 3,728,307 ordinary shares of NovoCure Limited (the “Registrant”) available for issuance pursuant to awards under the NovoCure Limited 2015 Omnibus Incentive Plan (the “2015 Plan”) and (ii) 932,077 ordinary shares of the Registrant available for issuance pursuant to the NovoCure Limited Employee Share Purchase Plan (the “ESPP” and, together with the ESPP, the “Plans”).

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities of the Registrant that become issuable under the Plans relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration.

(2)

Completed pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices reported for the Registrant’s ordinary shares on the NASDAQ Global Select Market on July 23, 2019. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the ordinary shares of the Registrant to be issued thereunder will be the lesser of 85% of the fair market value of an ordinary share of the Registrant on the first day of the applicable six-month offering period and 85% of the fair market value of an ordinary share of the Registrant on the last day of the purchase period.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 3,728,307 ordinary shares issuable under the 2015 Plan and an additional 932,077 ordinary shares issuable under the ESPP. Registration Statements on Form S-8 (File Nos. 333-209854, 333-217619 and 333-224606) (collectively, the “Previous Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on March 1, 2016, May 3, 2017, and May 1, 2018, respectively, covering a total of 23,307,208 ordinary shares issuable under the 2015 Plan and 2,537,526 ordinary shares issuable under the ESPP, respectively.

The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8, except for Items 3 and 8 of Part II, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed on May 2, 2019;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed on July 25, 2019;
(d)	The Registrant’s Current Reports on Form 8-K filed on March 21, 2019 (Item 5.02 only) and April 5, 2019; and
(e)

The description of ordinary shares set forth in the Registrant’s registration statement on Form 8-A (File No. 001-37565) filed on September 23, 2015 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8.Exhibits.

Exhibit Number	Exhibit Document
4.2	Amended and Restated Articles of Association of NovoCure Limited (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 6, 2018 (File No. 001-37565) and incorporated by reference herein)
5.1	Opinion of Ogier to the legality of the securities*
10.1

NovoCure Limited 2015 Omnibus Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A filed on September 21, 2015 (File No. 333-206681) and incorporated by reference herein)

10.2

NovoCure Limited Employee Share Purchase Plan (filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A filed on September 21, 2015 (File No. 333-206681) and incorporated by reference herein)

23.1	Consent of Ogier (included in Exhibit 5.1)*
23.2	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included in signature page)*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on July 30, 2019.

NOVOCURE LIMITED

By:	/s/ Wilhelmus Groenhuysen
Wilhelmus Groenhuysen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Wilhelmus Groenhuysen and Todd Longsworth, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date
By:	/s/ Asaf Danziger Asaf Danziger	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2019
By:	/s/ Wilhelmus Groenhuysen Wilhelmus Groenhuysen	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	July 30, 2019
By:	/s/ William F. Doyle William F. Doyle	Executive Chairman and Director	July 30, 2019
By:	/s/ Kinyip Gabriel Leung Kinyip Gabriel Leung	Vice Chairman and Director	July 30, 2019
By:	/s/ Jeryl L. Hilleman Jeryl L. Hilleman	Director	July 30, 2019
By:	/s/ David T. Hung David T. Hung	Director	July 30, 2019

By:	/s/ Martin J. Madden Martin J. Madden	Director	July 30, 2019
By:	/s/ Sherilyn D. McCoy Sherilyn D. McCoy	Director	July 30, 2019
By:	/s/ Charles G. Phillips III Charles G. Phillips III	Director	July 30, 2019
By:	/s/ William A. Vernon William A. Vernon	Director	July 30, 2019